EXHIBIT 10.20
                              CONSULTANCY AGREEMENT

      THIS CONSULTANCY AGREEMENT (this "Agreement") is made as of this 15th day of January, 2005, by and between Advaxis, Inc, a Colorado corporation, having a principal place of business at 212 Carnegie Center, Princeton, NJ ("Company"), and David Filer, Ph.D. having an address at 165 E. 32nd St. Apt #2F, New York, NY 10016, Phone: 212-689-1373, Fax: 212-581-7010 ("Consultant").


      WHEREAS, Consultant and Company desire to enter into an agreement for the performance by Consultant of certain consulting services (the "Services"); and


      WHEREAS, Consultant has the specific knowledge, experience, and expertise to perform the Services;

      NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions hereinafter set forth, and intending to be legally bound, Company and Consultant agree as follows:

1. SERVICES AND COMPENSATION

      1.1 Services. Consultant shall provide the Services and perform all duties as requested by Company, as more particularly set forth in SCHEDULE A. Company agrees that Consultant shall have reasonable access to Company's representatives as necessary to perform the Services provided for by this Agreement.

      1.2 Reports. Consultant shall communicate the progress of each Project Plan to Company informally on a regular basis and in written reports to be provided to Company as specified in each Project Plan, and if not specified in a Project Plan, then on a calendar quarterly basis within ten (10) days after the end of such calendar quarter. Each written report shall be subject to acceptance by Company.

      1.3 Compensation. Consultant shall be paid for performance of the Services as specified in SCHEDULE B. Notwithstanding the foregoing, Company may suspend payment if, in Company's reasonable opinion after review of such reports, Consultant has not been performing the Services in the manner and in accordance with the schedule set forth in the applicable Project Plan and pursuant to this Agreement.

      1.4 Conflict of Interest; Non-Exclusive Arrangement.

            1.4.1 If a conflict of interest should arise during the performance of this Agreement, Consultant shall immediately notify Company thereof and Company shall have the option to pursue any and all remedies, equitable, legal or otherwise, that may be available to Company in connection therewith. Consultant shall ensure that its performance of the Services does not conflict with Consultant's duties with other entiries.

            1.4.2 Company may from time to time (i) engage other persons and entities to act as consultants to Company and perform services for Company, including, without limitation, services similar to the Services, and (ii) enter into agreements similar to this Agreement with other persons or entities, in all cases without the necessity of obtaining any approval from Consultant.

            1.4.3 Subject to the provisions of Section 6.2, Consultant may from time to time act as a consultant to, perform services for, or enter into agreements similar to this Agreement with, other persons or entities without the necessity of obtaining approval from Company; provided, however, that in no event shall Consultant provide such other persons or entities with, or incorporate into or provide as part of any services for such other persons or entities, any information or know-how obtained by Consultant through its conduct of the Services (including, without limitation, any Confidential Information (as defined below)) and provided further that Consultant shall not provide services to any entity engaged in the research or development or marketing of vaccines.

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2. CONFIDENTIAL INFORMATION

      2.1 Confidentiality. Consultant agrees to maintain in strict confidence all Confidential Information (as defined below) provided to, or learned or developed by, Consultant during the course of Consultant's performance of the Services. Consultant shall not disclose or disseminate any Confidential Information to any person or entity, except with the prior written consent of Company. In addition, Consultant shall not use or copy any Confidential Information for any purpose other than in connection with performance of the Services hereunder.

      2.2 Definition of Confidential Information. The term "Confidential Information" shall mean all trade secrets, processes, formulae, data and know-how, improvements, inventions, chemical or biological materials, techniques, marketing plans, strategies, customer lists, or other information that has been created, discovered, or developed by Company, or has otherwise become known to Company, or which proper rights have been assigned to Company, as well as any other information and materials that are deemed confidential or proprietary to or by Company (including, without limitation, all information and materials of Company's customers and any other third party and their consultants), regardless of whether any of the foregoing are marked "confidential" or "proprietary" or communicated to Consultant by Company in oral, written, graphic or electronic form.

      2.3 Exceptions to Confidential Information. Notwithstanding the foregoing paragraph, "Confidential Information" shall not include any information or materials that: (a) are or become known to the general public through no act or omission of Consultant or any other person with an obligation of confidentiality to Company, or (b) are required to be disclosed pursuant to applicable law (provided, however, that prior to any disclosure of Confidential Information as required by applicable law, Consultant shall advise Company of such required disclosure promptly upon learning thereof and shall cooperate with Company in order to afford them a reasonable opportunity to contest or limit such disclosure).

      2.4 Consultant-Restricted Information. Consultant agrees that Consultant will not improperly use or disclose to the Company any proprietary or confidential information or trade secrets of any person or entity with whom Consultant has an agreement or duty to keep such information or secrets confidential.

      2.5 Use of Third Party Information. Consultant will not use any equipment, supplies, chemicals, molecules, organisms, biological materials, or other physical property, facilities or trade secret information of any present or former employee or consulting client which are not generally available to the public, unless Consultant has obtained prior written authorization for such use and have delivered a copy of such authorization to Company prior to such use. Notwithstanding such authorization, Company shall have the right, at its sole discretion, to exclude the use of any of the foregoing by Consultant.

3. INTELLECTUAL PROPERTY

      3.1 Assignment of Inventions. Consultant agrees that Consultant will promptly make full written disclosure to Company, will hold in trust for the sole right and benefit of Company, and hereby assigns, transfers and conveys to Company, or its designee, all of Consultant's worldwide right, title, and interest in and to any and all inventions, original works of authorship, findings, conclusions, data, discoveries, developments, concepts, improvements, trade secrets, techniques, processes and know-how, whether or not patentable or registrable under copyright or similar laws, which Consultant may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, in the performance of the Services or which result, to any extent, from use of Company's premises or property (collectively, the "Inventions"), including, without limitation, any and all intellectual property rights inherent in the Inventions and appurtenant thereto including, without limitation, all patent rights, copyrights, trademarks, know-how and trade secrets (collectively, "Intellectual Property Rights"). Consultant acknowledges and agrees that certain of the Inventions (whether made solely by Consultant or jointly with others) may be "works made for hire," as that term is defined in the United States Copyright Act, and therefore Company would be deemed the owner of such Inventions. For purposes of clarification, to the extent any Invention is not a "work made for hire," such Invention would be subject to the assignment in the first sentence of this Section 3.1.

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      3.2 Further Assurances. Upon the request and at the expense of Company,
Consultant shall execute and deliver any and all instruments and documents and take such other acts as may be necessary or desirable to document the assignment and transfer described in Section 3.1 or to enable Company to secure its rights in the Inventions and any patents, trademarks, copyrights or other intellectual property rights relating thereto in any and all jurisdictions, or to apply for, prosecute and enforce patents, trademark registrations, copyrights or other intellectual property rights in any and all jurisdictions with respect to any Inventions, or to obtain any extension, validation, re-issue, continuance or renewal of any such intellectual property right.

4. REPRESENTATIONS AND WARRANTIES

      4.1 Each party represents and warrants that, to the best of its knowledge, it has the right to enter into and to perform its obligations hereunder without thereby breaching any of its obligations to third parties.

      4.2 Consultant represents and warrants to Company that: (i) the Services performed by Consultant hereunder will be of professional quality, consistent with generally-accepted industry standards and expectations for work of a similar nature, (ii) all Services provided to Company hereunder shall conform to the agreed-upon specifications therefor, if any, (iii) to the best of Consultant's knowledge, all Services, Inventions, and Intellectual Property Rights provided to Company hereunder will not infringe or misappropriate the patent, copyright, trademark, trade secret, or other intellectual property rights of any third party, (iv) Consultant's performance under this Agreement and Consultant's retention as a consultant by Company does not and will not breach any obligation or agreement by which Consultant is bound to keep in confidence any information Consultant may acquire, or not to compete with any other person or entity, and (v) Consultant has not entered into, and will not enter into, any agreement, and is not affected by any policy, either written or oral, that would interfere or be inconsistent with Consultant's performance under this Agreement. Consultant shall indemnify, defend, and hold harmless Company and its officers and employees from and against any and all losses, damages, liabilities, obligations, judgments, penalties, fines, awards, costs, expenses, and disbursements (including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any claim, action, suit, proceeding, or investigation) suffered or incurred by Company on account of Consultant's breach of any of the foregoing representations and warranties.

      4.3 COMPANY MAKES NO OTHER WARRANTY RELATING TO THE CONFIDENTIAL INFORMATION AND THE USE TO BE MADE THEREOF BY CONSULTANT AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES.

5. TERM

      5.1 Term. The initial term of this Agreement shall be six months ("Initial Term"). The Term may be extended upon mutual agreement of the parties in writing.

      5.2 Termination. Each party may terminate this Agreement upon thirty (30) days prior written notice to the other party.

      5.3 Return of Company Property. All property belonging to Company in Consultant's possession or control, including, without limitation, all Confidential Information (as well as all copies, summaries, or other representations thereof) and all originals and copies of any documents, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, and equipment shall be and remain the sole property of Company and shall be returned promptly to Company upon the expiration or earlier termination of this Agreement, and earlier if requested by Company at any time. Consultant shall not remove any of Company's property from Company's premises without prior written authorization from Company.

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      5.4 Survival. In the event this Agreement expires or is terminated for any reason, the rights and obligations of Sections 5.3, 5.4 and Articles 2, 3, 4, 6 and 7 shall survive such expiration or termination.

6. NON-SOLICITATION AND NON-COMPETITION

      6.1 Non-solicitation. Consultant agrees that during the term of this Agreement and for one year thereafter, Consultant shall not for any reason, either directly or indirectly, on Consultant's own behalf or in the service or on behalf of others, (i) solicit, recruit or attempt to persuade any person to terminate employment or a consulting relationship with Company or (ii) interfere in any manner with Company's relationship with, any of Company's co-venturers, vendors, suppliers, licensors or partners.

      6.2 Non-competition. During the term of this Agreement and for one year thereafter, Consultant shall not, either directly or indirectly, alone or as a consultant, partner, officer, director, employee, joint venturer, lender or stockholder of any entity, accept employment with or provide consulting services to, any business or entity or engage in any business or activity that relates to cancer vaccines.

7. MISCELLANEOUS

      7.1 Social Security Number. Consultant certifies that his or her correct Social Security is listed on the first page of this Agreement. Consultant acknowledges that Company will rely upon the foregoing certification in filing certain documents and instruments required by law in connection with this Agreement, including, without limitation, Form 1099 under the Internal Revenue Code of 1986, as amended (or any successor form).

      7.2 Independent Contractor. For purposes of this Agreement and all Services to be provided hereunder, Consultant shall not be considered a partner, co-venturer, agent, employee or representative of Company, but shall remain in all respects an independent contractor, and neither party shall have any right or authority to make or undertake any promise, warranty or representation, to execute any contract, or otherwise to assume any obligation or responsibility in the name of or on behalf of the other party. Without limiting the generality of the foregoing, Consultant shall not be considered an employee of Company for purposes of any state or federal laws relating to unemployment insurance, social security, workers compensation or any regulations which may impute an obligation or liability to Company by reason of an employment relationship. Consultant agrees to pay all income, FICA, and other taxes or levies imposed by any governmental authority on any compensation that Consultant receives under this Agreement. Consultant shall indemnify, defend and hold harmless Company and its officers and employees from and against any and all losses, damages, liabilities, obligations, judgments, penalties, fines, awards, costs, expenses and disbursements (including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any claim, action, suit, proceeding or investigation) suffered or incurred by Company as a result of any allegation that Consultant is an employee of Company by virtue of performing any work for or on behalf of Company hereunder or otherwise.

      7.3 Rules and Policies. While at Company's facilities, Consultant shall observe and follow Company's work rules, policies, and standards as the same are communicated to Consultant from time to time, including, without limitation, those rules, policies and standards of Company relating to security of and access to facilities, telephone systems, electronic mail systems, and computer systems.

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      7.4 Successors. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Consultant hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Consultant.

      7.5 Equitable Relief. Consultant hereby acknowledges and agrees that damages at law may be an inadequate remedy for any breach of Consultant's obligations under Article 2 (Confidential Information), Article 3 (Intellectual Property), Article 6 (Non-Solicitation and Non-Competition), and, accordingly, Consultant agrees that Company will be entitled to such temporary, preliminary and permanent injunctive relief as may be necessary to remedy or limit such breach, without the necessity of proving actual damages or posting any bond or other security, and including specific performance of such obligations and an order enjoining Consultant from the continuation of, or from any threatened, breach of such obligations. The rights set forth in this paragraph shall be in addition to, and not in lieu of, any other rights which Company may have at law or in equity.

      7.6 Publicity. Consultant shall not disclose to any third party any information about the Services provided or to be provided by Consultant for or on behalf of Company, except as may be required by law or as Company may otherwise agree in writing.

      7.7 Assignment. Consultant shall not assign this Agreement or any right hereunder, nor delegate of any Consultant's duties hereunder, without the prior written consent of Company.

      7.8 Amendments. No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by Consultant and a duly authorized representative of Company.

      7.9 No Waiver. No term or provision of this Agreement will be considered waived and no breach consented to by either party unless such waiver or consent is in writing signed on behalf of the party against whom it is asserted. No consent to or waiver of a breach of this Agreement by either party, whether express or implied, will constitute a consent to, waiver of, or excuse for any other, different, or subsequent breach of this Agreement by such party.

      7.10 Severability. Any provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of such provisions in any other jurisdiction. If a court of competent jurisdiction declares any provision of this Agreement to be invalid or unenforceable, the parties hereto shall request that such court reduce the scope, duration, or area of the provision, delete specific words or phrases from the provision, or to replace the provision with a provision that is valid and enforceable and that comes closest to expressing the original intention of the parties hereto, and this Agreement shall be enforceable as so modified in the jurisdiction in which the provision was declared invalid or unenforceable.

      7.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New Jersey without regard to its conflict of law provisions.

      7.12 Entire Agreement. This Agreement represents the entire agreement between the parties regarding the Services provided during the term of this Agreement and shall supersede all previous communications, representations, understandings, and agreements, whether oral or written, by or between the parties with respect thereto, whether theretofore or hereafter disclosed to Consultant. Without limitation, this Agreement does not supersede any confidentiality agreement that may have been signed between Company and Consultant.

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      7.13 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, but both of which together shall constitute but one and the same instrument.


                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]


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IN WITNESS HEREOF, the parties have read and agree to be bound by the above terms and conditions and have entered into this Agreement effective as of the date set forth above.

COMPANY                                  CONSULTANT

By: /s/ J. Todd Derbin                   By: /s/ David Filer
---------------------------------        ---------------------------------------
                     (Signature)         (Signature) Dr.

J. Todd Derbin                           David Filer
---------------------------------        ---------------------------------------
Printed Name                             Printed Name

CEO                                      Biotech Consultant
---------------------------------        ---------------------------------------
Title                                    Title

---------------------------------        ---------------------------------------
Date                                     Date


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                                   SCHEDULE A

                                  PROJECT PLAN
                                       FOR
                                  PROJECT NO. 1

I.    CONSULTING SERVICES

      Scope: for three days per month during the term of this agreement and any extension thereof, Consultant shall provide Company with Consulting services and advise the Company on the subjects and tasks detailed below:

      i.    Assisting and advising Company on its development efforts;

      ii. Reviewing Company scientific technical and business data and materials;

      iii. Introducing he Company to industry analysts, institutional investors collaborators and strategic partners.



II.   COMPENSATION AND PAYMENT SCHEDULE

      Cash: a monthly consulting fee of $2,000 during the Term. EQUITY COMPENSATION. Company is planning to adopt its 2005 option plan ("Plan"). Pursuant to the terms of Plan, and subject to the approval and establishment of the Plan, Company agrees to grant stock options ("Options") to Consultant for 40,000 (forty thousand) Shares of Common Stock, vesting monthly over 12 months provided that this Agreement has not been terminated. The Options shall be non-qualified. Other terms and conditions as set forth in the Plan shall apply.

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